Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

KSW, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of KSW, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Meetings. All meetings of the stockholders for the election of directors shall be held within or without the State of Delaware at such place as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of Delaware. If so authorized, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.2 Annual Meetings. Annual meetings of stockholders shall be held each fiscal year on the date and at the time designated, from time to time, by the Board of Directors. If at any time the Board of Directors shall fail to otherwise designate the date of an annual meeting, then such meeting shall be held at 10:00 a.m., local time, on the third Tuesday of the fifth month following the end of the fiscal year of the Corporation, or, if such day is a legal holiday, the next following business day. A special meeting shall be held on the date and at the time designated by the person or persons calling such special meeting.

Section 2.3 Notice of Annual Meeting. Written notice of the annual meeting stating the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.4 Stockholders of Record. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.5 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation’s Certificate of Incorporation, may be called by the President, Chief Executive Officer or Secretary and shall be called by the President, Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.6 Notice of Special Meetings. Written notice of a special meeting stating the place if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.7 Transaction of Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.8 Quorum. The holders of the majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Corporation’s Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9 Voting of Shares. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Corporation’s Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Corporation’s Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 2.10 Action of Stockholders Without a Meeting. (a) Unless otherwise provided in the Corporation’s Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Stockholders may, unless the Corporation’s Certificate of Incorporation otherwise provides, act by written consent to elect directors.

(b) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes herein, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized persons or persons transmitted such telegram, cablegram or other electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered in accordance with Section 228 of the General Corporation Law of Delaware, to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all such purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

DIRECTORS

Section 3.1 Number of Directors. Directors shall be naturalized persons who are at least eighteen years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the state of Delaware. The Board of Directors shall include not less than one (1) director; provided that the number of directors on the Board of Directors shall at no time exceed four (4) except to the extent required to accommodate additional outside independent directors.

Section 3.2 Vacancies. Subject to the rights of stockholders, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3.3 General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation’s Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.4 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation thereof.

Section 3.5 Election of Directors. After initial election or appointment pursuant to Section 107 or 108 of the General Corporation Law of Delaware and unless otherwise set forth in the Articles of Incorporation, directors shall be elected at each annual stockholders’ meeting.

Section 3.6 Term of Directors. The terms of the initial directors of the Corporation shall expire at the first stockholders’ meeting at which new directors are elected. The terms of all other directors shall expire at the annual stockholders’ meeting as set forth in Section 2.9.

Section 3.7 Meetings of the Board of Directors. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.9 Special Meetings. Special meetings of the Board of Directors may be called by the President, the Chief Executive Officer or the Secretary on three (3) days’ notice to each director, either personally or by mail or by facsimile communication; special meetings shall be called by the President, the Chief Executive Officer or Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called by the President, the Chief Executive Officer or Secretary in like manner and on like notice on the written request of the sole director.

Section 3.10 Quorum. At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Corporation’s Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.11 Action Without a Meeting. Unless otherwise restricted by the Corporation’s Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.12 Telephone Conference Calls. Unless otherwise restricted by the Corporation’s Certificate of Incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE IV

NOTICES

Section 4.1 Procedure. Whenever, under the provisions of the statutes or of the Corporation’s Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile telecommunication. Notice may also be given to stockholders by a form of electronic transmission in accordance with and subject to the provisions of Section 232 of the General Corporation Law of Delaware.

Section 4.2 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Corporation’s Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 5.1 General. The officers of the Corporation shall be chosen by the Board of Directors and shall have such responsibilities and duties as may be designated by the Board of Directors consistent with this Article V. The Board of Directors shall elect at least one officer who shall be responsible for preparing the minutes of the Board of Directors’ and stockholders’ meetings and for authenticating records of the Corporation. Any number of offices may be held by the same person, unless the Corporation’s Certificate of Incorporation or these bylaws otherwise provide.

Section 5.2 Election and Term. Officers shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders. Any number of offices may be held by the same person, unless the Corporation’s Certificate of Incorporation or these bylaws otherwise provide. The officers of the Corporation shall hold office until their successors are chosen and qualify or until his or her earlier death, resignation or removal.

Section 5.3 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5.4 Removal of Officers. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.5 The Chairman of the Board. Subject to the control of the Board of Directors, the Chairman of the Board, if one shall be so elected, shall have all powers and shall perform all duties incident to the office of the Chairman of the Board regarding the business affairs of the Company. The Chairman shall preside at all meetings of the directors and all meetings of the stockholders, and shall be an ex-oficio member of all standing committees unless the Board of Directors , in constituting such committees, shall designate or elect some other person to be chairman thereof. The Chairman shall also have such other powers and duties as the Board may prescribe from time to time.

Section 5.6 The Chief Executive Officer. The Chief Executive Officer, if one shall be so elected, of the Corporation shall, in the absence of the Chairman of the Board preside at all meetings of the stockholders. The general supervision of the affairs of the Corporation shall be vested in the Chief Executive Officer. Unless otherwise provided by law, the Chief Executive Officer shall possess the power to sign all certificates, contracts, and other instruments of the Corporation and have other such powers and duties as the Board of Directors may prescribe from time to time. Unless the Board of Directors by resolution shall otherwise provide, the Chief Executive Officer may delegate in writing such of the Chief Executive Officer’s powers as the Chief Executive Officer deems appropriate to other officers, employees, and agents of the Corporation.

Section 5.7 The President. The President, if one shall be so elected, shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of the stockholders. The daily supervision of the affairs of the Corporation shall be vested in the President. It shall be the President’s duty to attend to the business of the Corporation and maintain strict supervision over all of its affairs and interests. The President shall keep the Chief Executive Officer and the Board of Directors fully advised about the affairs and conditions of the Corporation. The President shall have other such powers and duties as the Chief Executive Officer and the Board of Directors may prescribe from time to time. Unless the Board of Directors by resolution shall otherwise provide, the President may delegate in writing such of the President’s powers as the President deems appropriate to other officers, employees, and agents of the Corporation. In the event of the disability of the Chief Executive Officer, the President shall exercise all powers and discharge all duties of the Chief Executive Officer.

Section 5.8 The Vice President. The Vice President, if one shall be so elected (or Vice Presidents, in the order designated by the Board), shall in the absence or disability of the President (and the Chief Executive Officer) perform the duties and exercise the powers of the President, and shall perform such other duties as shall from time to time be imposed upon any Vice President by the Board or delegated to a Vice President by the President. The Board may by resolution supplement the title of any Vice President in any manner.

Section 5.9 The Secretary. It shall be the duty of the Secretary, if one shall be so elected, to keep a record of the proceedings of all meetings of the stockholders and the Board of Directors; to keep the stock transfer books of the Corporation; to notify the stockholders and directors of meetings as provided by these bylaws or the General Corporation Law of Delaware; to have custody of the seal of the Corporation; to affix such seal to any instrument requiring the same; to attest the signature or certify the incumbency or signature of any officer of the Corporation; and to perform such other duties as the Chief Executive Officer, the President, or the Board of Directors may prescribe. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as the Chief Executive Officer, the President, the Secretary, or the Board of Directors may prescribe.

Section 5.10 The Assistant Secretary. The Assistant Secretary, if one shall be so elected, or the Assistant Secretaries if there be more than one, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.11 The Treasurer. The Treasurer, if one shall be so elected, shall keep, or cause to be kept, the financial books and records of the Corporation, and shall faithfully account for the Corporation’s funds, financial assets, and other assets entrusted to the Treasurer’s care and custody. The Treasurer shall make such reports as may be necessary to keep the Chief Executive Officer, the President, and the Board of Directors informed at all times as to the financial condition of the Corporation, and shall perform such other duties as the Chief Executive Officer, the President, or the Board of Directors may prescribe. The Treasurer shall maintain the money and other assets of the Corporation in the name and to the credit of the Corporation in such depositories as the Treasurer may choose or as may be designated by the Board of Directors. The Treasurer may provide for the investment of the money and other assets of the Corporation consistent with the needs of the Corporation and to disburse such money and assets in the ordinary course of the Corporation’s business. The Treasurer shall perform the duties of the Secretary of the Corporation in the absence or disability of the Secretary and any Assistant Secretary. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as the Chief Executive Officer, the President, the Treasurer, or the Board of Directors may prescribe.

Section 5.12 The Assistant Treasurer. The Assistant Treasurer, if one shall be so elected, or the Assistant Treasurers, if there shall be more than one, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

SHARES

Section 6.1 Shares. (a) The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

(b) If the Corporation, pursuant to its Articles of Incorporation, shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(c) Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2 Signatures for Certifications. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.3 Lost Certificates. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.4 Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 6.5 Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.6 Record Date if None Fixed. If no record date is fixed, pursuant to Section 6.5 of these Bylaws, then the record date for (a) determining stockholders entitled to notice of and to vote at an annual or special stockholders’ meeting, is the close of business on the day before the first notice is delivered to stockholders; (b) for determining stockholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation’s shares) is the date the Board of Directors authorizes the distribution; and (c) for any other action the consummation of which requires a determination of stockholders is the date such action is to be taken.

Section 6.7 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS DIVIDENDS

Section 7.1 Distribution to Stockholders. Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation’s Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Corporation’s Certificate of Incorporation. The Board of Directors shall not authorize any payment of any dividend or any distribution to the stockholders of the Corporation if such dividend or distribution would prevent the Corporation from paying and discharging its debts as they become due in the usual course of business or if the Corporation’s total assets would be less than the sum of total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of distribution to satisfy the preferential rights under dissolution of stockholders whose preferential rights would be superior to those stockholders receiving the distribution.

Section 7.2 Reserve Funds. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 7.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.5 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.6 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification. The Corporation shall indemnify the directors and officers of the Corporation to the full extent that it is entitled to indemnify under the General Corporation Law of Delaware for those amounts authorized under the General Corporation Law of Delaware; provided, however, indemnification shall only be made upon compliance with the requirements of such statutory provisions and only in those circumstances in which indemnification is authorized under those provisions. The Corporation may purchase and maintain insurance on behalf of those persons for whom it is entitled to purchase and maintain insurance against any liability asserted against such persons and incurred by such persons in any capacity, or arising out of such persons’ status as described in the General Corporation Law of Delaware, whether or not the Corporation would have the power to indemnify such persons against such liability under the General Corporation Law of Delaware. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding by virtue of his or her service as a director or officer, in advance of a final disposition of the proceeding if a director submits to the Secretary of the Corporation a written request that includes an undertaking that complies with the requirements of such provisions set forth in the General Corporation Law of Delaware together with such security therefor as the Board of Directors may reasonably require. The indemnification and advancement of expenses provided by or granted pursuant to these bylaws shall, unless otherwise provided when authorized or ratified, and consistent with the requirements of the General Corporation Law of Delaware, continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors, and administrators of such a person. The Corporation may, in the discretion of the Board of Directors, indemnify and advance expenses to an employee or agent, who is not a director or an officer, to the extent the Board deems appropriate, consistent with public policy.

ARTICLE IX

INTERESTED PARTIES

Section 9.1 Interested Directors and Officers.

(a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be enjoined, set aside or give rise to an award of damages or other sanctions, in an action by a stockholder or by or in the right of the Corporation, on the grounds of an interest in the transaction of the director or any person with whom or which he has a personal economic, or other association, if:

(1) such transaction is approved by the directors pursuant to Section 144(a)(1) of the General Corporation Law of Delaware;

(2) such transaction is approved by the stockholders pursuant to Section 141(a)(2) of the General Corporation Law of Delaware; or

(3) the transaction, judged in the circumstances at the time of the commitment, is established to have been fair to the Corporation.

(b) A majority (but not less than two) of all the “disinterested directors” (as such term is used in Section 141(a)(2) of the General Corporation Law of Delaware) on the Board, or on the committee thereof, shall constitute a quorum for purposes of action that complies with Section 9.2(a)(1) of these Bylaws. Directors’ action that otherwise complies with the General Corporation Law of Delaware and these Bylaws is not affected by the presence or vote of a director who is not a “disinterested director.”

ARTICLE X

AMENDMENTS

Section 10.1 Amendments. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Corporation’s Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Corporation’s Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal these bylaws.

ARTICLE XI

CONFLICTS

Section 11.1 Conflicts. In the event of any conflict between a provision of these bylaws and the corporation’s certificate of incorporation, as amended from time to time (the “certificate”), the certificate will control even without a specific reference to the certificate herein. In the event of a conflict between a provision of these bylaws and the general corporation law of the state of Delaware (the “GCL”), the GCL will control even without a specific reference to the GCL herein. These bylaws are subject to and may be superseded by the terms of any written agreement among the stockholders of the corporation, a copy of which will be filed with the Secretary of the Corporation, including without limitation any stockholder agreement among the Corporation and its stockholders.